EXHIBIT 3(a)

Filed #31328-1998
December 31, 1998
In the office of Dean Heller
Dean Heller Secretary of State


                          ARTICLES OF INCORPORATION

                                   OF

                       PLAINVIEW LABORATORIES, INC.
                    -----------------------------------

KNOW ALL MEN BY THESE PRESENTS:

   That the undersigned, for the purpose of forming a corporation under and by virtue of the laws of the State of Nevada, do hereby adopt the following Articles of Incorporation.

                                     ARTICLE I

       The name of the corporation shall be PLAINVIEW LABORATORIES, INC., a Nevada corporation.

                                    ARTICLE II

       The principal placed of business of the corporation shall be in the County of Clark and in the State of Nevada, but the Board of Director(s) shall designate other places, either within or without the State of Nevada, where other offices may be established and maintained and where corporate business may be transacted.
                                    ARTICLE III
       The name and address of the incorporator is as follows:

                        Mark DeStefano
                        8555 W. Sahara, Suite 130
                        Las Vegas, NV  89117

                                   ARTICLE IV
       The purpose for which this corporation is organized is the transaction of any and all lawful business for which corporation may be incorporated under the laws of the State of Nevada, as they may be amended from time to time, and specifically, but not in limitation thereof, for the purpose of developing and marketing health care products.

                                   ARTICLE V

       There are no limitations of the powers of the corporation.

                                  ARTICLE VI

       The corporation shall have authority to issue twenty million (20,000,000) shares of Common Stock at par value of $0.001 per share; and five million (5,000,000) shares of Preferred Stock at a par value of $0.001.

                                   ARTICLE VII

       The holders of the Common Stock shall have preemptive rights as to the stock then and thereafter authorized to be issued, including Treasury Stock.

                                  ARTICLE VIII

       The corporation shall be managed by a Board of Director(s) whose duties and responsibilities are set forth in By-Laws to be adopted by the
corporation.   The corporation shall have not less than one, nor more than seven, Directors. The initial Board of Director(s) shall consist of Mark DeStefano, whose address is as follows:

                        Mark DeStefano
                        8555 W. Sahara, Suite 130
                        Las Vegas, NV  89117

                                  ARTICLE IX

The name and address of the initial Resident Agent of the corporation is:

                        Mark DeStefano
                        8555 W. Sahara, Suite 130
                        Las Vegas, NV  89117

                                  ARTICLE X

       The Board of Director(s) of the corporation may from time to time distribute on a pro-rata basis to its shareholders out of the capital surplus of the corporation, a portion of its assets, in cash or property.

                                  ARTICLE XI

       The corporation shall indemnify any person who incurs expenses by reason of the fact that he or she is or was an officer, director, employee of agent of the corporation. This indemnification shall be mandatory on all circumstances in which indemnification is permitted by law.

                                  ARTICLE XII

The corporation shall indemnify its director(s) and officer(s) of the corporation from personal liability for lawful acts of the corporation as permitted by law.

       IN WITNESS WHEREOF, we have hereunto set our hands and seals on this 24 day of December, 1998.

     /s/ Mark DeStefano
     ------------------
     Mark DeStefano
     Incorporator

STATE OF NEVEDA    )
                   )  ss.
County of Clark    )

The foregoing instrument was acknowledged before me this 24 day of December, 1998.

My Commission Expires:
                                                -------------------
                                                 Notary Public



Certificate of Acceptance of Appointment of Resident Agent:

         I, Mark DeStefano, hereby accept appointment as Resident Agent for the above named corporation.


/s/ Mark DeStefano
---------------------------
Mark DeStefano
Signature of Resident Agent